SCHEDULE 14A
                                 (Rule 14a-101)

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

     Filed by the registrant
     |X| Filed by a party other than the  |_| Check the appropriate box:
         registrant
     |X| Preliminary proxy statement      |_| Confidential, for Use of the
     |_| Definitive proxy statement           Commission Only (as permitted by
         14a-6(e)(2))                         Rule
     |_| Definitive additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            SYMPOSIUM CORPORATION
                            ---------------------
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
     |X| No Fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     |_| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                              SYMPOSIUM CORPORATION
                           410 PARK AVENUE, SUITE 830
                            NEW YORK, NEW YORK 10022

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 28, 2000

To Our Shareholders:

      We hereby give you notice that a special meeting of shareholders (the "Special Meeting") of Symposium Corporation (the "Company") will be held on December 28, 2000, at 4:00 p.m., New York time, at the offices of the Company, 410 Park Avenue, Suite 830, New York, New York 10022 to consider the following:

1. To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Cross Media Marketing Corporation; and

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

      Only shareholders of record at the close of business on December 6, 2000 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting.

      Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return the enclosed proxy in the accompanying postage-paid reply envelope. If you attend the Special Meeting, you may vote in person even if you have returned a proxy. By promptly returning your proxy, you will greatly assist us in preparing for the Special Meeting.

                              By order of the Board of Directors,




                              Ronald Altbach
                              Chief Executive Officer and Chairman
                              of the Board of Directors

New York, New York
December [9], 2000


--------------------------------------------------------------------------------

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                              SYMPOSIUM CORPORATION
                           410 PARK AVENUE, SUITE 830
                            NEW YORK, NEW YORK 10022


                                 PROXY STATEMENT
                                     FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 28, 2000


SPECIAL MEETING

      This Proxy Statement and the enclosed Proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Symposium Corporation, a Delaware corporation ("Symposium" or the "Company"), for use at a special meeting of shareholders (the "Special Meeting") of the Company to be held at the offices of the Company, 410 Park Avenue, Suite 830, New York, New York 10022 on December 28, 2000 at 4:00 p.m., New York time. We are first mailing copies of this Proxy Statement, the attached Notice of the Special Meeting and the form of Proxy on or about December 9, 2000.

      At the Special Meeting, holders of Symposium common stock, par value $0.001 ("Common Stock") will vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to change the name of the Company to Cross Media Marketing Corporation (the "Corporate Name Change").

      The principal executive offices of the Company are located at 410 Park Avenue, Suite 830, New York, New York 10022, and the telephone number of the Company is (212) 752-2601.

RECORD DATE

      Only shareholders of record as of the close of business on December 6, 2000 (the "Record Date"), will be entitled to vote at the Special Meeting and any adjournment thereof. As of the Record Date, there were [28,604,520] shares of Symposium Common Stock issued and outstanding. Each shareholder of record as of the Record Date is entitled to one vote at the Special Meeting for each share of Symposium Common Stock held. The Common Stock is the only outstanding class of capital stock of the Company with voting rights.

SOLICITATION OF PROXIES

      Proxies for use at the Special Meeting are being solicited by the Board of Directors of the Company. The Company will bear the cost of soliciting proxies.

PROXIES, VOTING AND REVOCATION

      Shares of Symposium Common Stock that are represented by a properly executed proxy received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed in the proxy. If a proxy is submitted and no directions are given, the proxy will be voted for in favor of the Change of Name Proposal.

      Only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as vote in favor of that proposal. Failure to submit a proxy (or to vote in person) or abstention from voting will have the same effect as a vote against a proposal. Shares represented by proxies that reflect abstentions or "broker non-votes" (that is, shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which that broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of all business. Because shares with respect to which shareholders abstain are deemed to be present and entitled to vote, abstentions as to a proposal will have the same effect as a vote against the proposal. Broker non-votes, however, will be treated as not voted for purposes of determining approval of a proposal and will not be counted as votes for or against a proposal.

      Proxy holders may, in their discretion, vote shares to adjourn the Special Meeting to permit further solicitation of proxies in favor of the Corporate Name Change proposal. Shares of Symposium Common Stock with respect to which a proxy is signed and returned indicating a vote against the Corporate Name Change proposal may not be voted in favor of adjournment.

      Votes will be tabulated at the Special Meeting by inspectors of election.

      A shareholder of record may revoke a Proxy at any time prior to its being voted by filing an instrument of revocation with Ronald Altbach, the Secretary of the Company, by filing a further duly executed Proxy bearing a later date, or by appearing at the Special Meeting in person, notifying the Secretary, and voting by ballot at the Special Meeting. Any shareholder of record attending the Special Meeting may vote in person whether or not he or she has previously submitted a Proxy, but the mere presence of a shareholder at the Special Meeting will not, absent notification of the Secretary of the Company, constitute revocation of a previously submitted proxy.

      The Board of Directors is not aware of any matters that will be brought before the Special Meeting other than as described in this Proxy Statement. If any other matters properly come before the Special Meeting, however, the persons named on the enclosed Proxy card will vote in accordance with their best judgment on such matters.

QUORUM

      The Company's by-laws provide that a majority of all of the shares of Symposium Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If less than a majority of the outstanding shares of Symposium Common Stock are represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting from time to time without further notice.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of Symposium Common Stock on the Record Date is required to approve the Change of Name Proposal.

PRINCIPAL SHAREHOLDERS

      The following table sets forth as of November 28, 2000 certain information relating to the ownership of Symposium Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Symposium Common Stock, (ii) each of the Company's directors, (iii) each executive officer, and (iv) all of the Company's executive officers and directors as a group.

Name And Address                         Amount And Nature Of           Percent
Of Beneficial Owner(1)                   Beneficial Of Ownership(2)     Class

Richard Prochnow                         2,500,000                        8.7%
   2550 Heritage Court, Suite 106
   Atlanta, Georgia  30339

Michael Lauer                            21,019,069 (3)                   55.5%
   475 Steamboat Road
   Greenwich, Connecticut  06830

Capital Research Ltd.                    2,907,273                        9.7%
   111 Veteran Square
   Media, Pennsylvania  19063-3212

Ronald Altbach                           1,513,333 (5)                    5.2%

Lancer Offshore Inc.                     20,019,069 (6)                   52.9%
   Kaya Flamboyan 9
   Curacao, Netherlands Antilles

Richard Cohen                            171,000 (7)                      *
Richard Kaufman                          225,000 (8)                      *
Tim S. Ledwick                           43,750 (9)                       *
Polly Bauer                              50,000 (10)                      *
Ken Lambert                              93,000 (11)                      *
Bruce Dorskind                           90,000 (12)                      *
Andrew Nelson                            10,417 (13)                      *
All officers and directors as a group
(8 persons)                              2,196,500                        7.4%

--------------------
*     Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is in the care of Symposium Corporation, 410 Park Avenue, Suite 830, New York, NY 10022.

(2) Unless otherwise indicated and subject to applicable community property laws, Symposium believes that all persons named in the table have sole voting and investment power with respect to all shares of Symposium Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days of November 28, 2000 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days of November 28, 2000 have been exercised or converted. Percent of Class (third column above) is based on 28,604,520 shares of Symposium Common Stock outstanding as of November 28, 2000, as adjusted to give effect to the assumptions regarding conversion and exercise in the previous sentence.

(3) Includes shares owned by Lancer Offshore (see note 7) and 1,000,000 shares owned by Lancer Partners, which Mr. Lauer may be deemed to beneficially own by virtue of his status as investment manager of Lancer Offshore and General Partner of Lancer Partners.

(4) Includes 867,334 shares of Symposium Common Stock issuable upon exercise of warrants and 545,450 issuable upon exercise of the Company's convertible preferred securities.

(5) Includes: (i) 475,000 shares of Symposium Common Stock owned by his wife; and (ii) 508,333 shares of Symposium Common Stock issuable upon exercise of stock options. Does not include 1,041,667 shares issuable upon exercise of stock options that are not exercisable within 60 days of November 28, 2000.

(6) Includes 4,000,000 shares of Symposium Common Stock issuable upon exercise of warrants and 5,250,000 shares of Common Stock issuable upon exercise of the Company's convertible preferred securities.

(7) Includes 120,000 shares of Symposium Common Stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 100,000 shares of Symposium Common Stock issuable upon the exercise of stock options which vest more than 60 days from November 28, 2000.

(8) Includes 220,000 shares of Symposium Common Stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 630,000 shares of Symposium Common Stock issuable upon the exercise of stock options which vest more than 60 days from November 28, 2000.

(9) Does not include 256,250 shares of Common Stock issuable upon exercise of options which vest more than 60 days from November 28, 2000.

(10) Does not include 50,000 shares of Symposium Common Stock issuable upon exercise of stock options which vest more than 60 days from November 28, 2000.

(11) Includes 90,000 shares of Symposium Common Stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 60,000 shares of Symposium Common Stock issuable upon exercise of stock options which vest more than 60 days from November 28, 2000.

(12) Includes 90,000 shares of Symposium Common Stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 60,000 shares of Symposium Common Stock issuable upon exercise of stock options which vest more than 60 days from November 28, 2000.

(13) Does not include 114,583 shares of Symposium Common Stock issuable upon exercise of stock options which vest more than 60 days from November 28, 2000.

                 -------------------------------------------

      There are no family relationships among the executive officers or directors of Symposium.

      On January 28, 2000 (the "Closing Date"), Symposium, through its wholly-owned subsidiary Media Outsourcing, Inc. ("MOS"), acquired substantially all of the assets and certain liabilities of Direct Sales International, L.P. (the "DSI Acquisition"). On the Closing Date, in connection with the DSI Acquisition, Lancer Offshore, Inc. ("Lancer") purchased 1,900,000 shares of Common Stock, 20,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 (the "Series A Shares"), constituting all of the issued and outstanding Series A Shares, and 45,000 shares of its Series C Convertible Preferred Stock, par value $0.001 (the "Series C Shares"), and agreed to reduce the exercise price of 2,000,000 warrants owned by Lancer from $3.50 to $1.00 per share, for aggregate consideration of $6,500,000.

      The Series A Shares were initially redeemable at an aggregate redemption price of $100 per share (together with accrued dividends at a rate of 16% per annum). Since Series A Shares remained outstanding subsequent to February 27, 2000, the Company was required to issue to Lancer, as the holder of the Series A Shares, an aggregate of 16,125 shares of Common Stock per day for each day that the Series A Shares remained outstanding from February 28 through March 28, 2000 and 26,875 shares of Common Stock per day for each day that such Series A Shares remained outstanding after March 28, 2000. On March 21, 2000, Lancer agreed to extend the mandatory redemption date of the Series A Shares from March 28 to April 12, 2000 in consideration of the issuance to it of an aggregate of 275,000 shares of Common Stock.

      On March 27, 2000, Lancer, in full satisfaction of its rights as holder of the Series A Shares, (i) converted its holdings of Series A Shares including accrued and unpaid dividends into an aggregate of 4,414,666 shares of Common Stock (representing an effective conversion price of $.50 per share); (ii) the Company agreed to issue to Lancer (A) warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $0.50 per share, and (B) warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share.

      The Series C Shares were initially convertible into shares of Common Stock at $2.00 per share and are entitled to a 10% cumulative dividend, payable quarterly in cash or shares of Common Stock (at the option of the Company). The Series C Shares were initially mandatorily redeemable on the earlier of July 26, 2000 or upon the consummation of a financing transactions resulting in gross proceeds of at least $10 million at a redemption price of $100 per share, together with accrued dividends.

      On April 24, 2000, Lancer and the other holders of the Series C Shares agreed to extend the mandatory redemption date of the Series C Shares from July 26, 2000 to December 26, 2000 in exchange for 2,247,067 shares of Common Stock (of which Lancer received 1,500,000 shares as its pro rata share) and a reduction in the effective conversion rate of the Series C Shares from $2.00 per share to $1.00 per share.

      On June 14, 2000, the Company issued and sold (the "Series C Offering") an additional 7,500 shares of Series C Convertible Preferred Stock, par value $.001 (the "New Series C Shares") and 250,000 shares of Common Stock, par value $.001, to Lancer. In connection with such issuance and sale, the Company also agreed to reduce the exercise price of warrants to purchase 2,000,000 shares of Common Stock held by Lancer from $1.00 to $0.50 per share. The aggregate consideration received for the New Series C Shares, the Common Stock and the repricing of the warrants was $750,000.

      On July 18, 2000, Lancer and the other holders of the Series C Shares agreed to waive the requirement that the failure of the Company to redeem the Series C Shares and/or New Series C Shares on or before the mandatory redemption date will trigger a reduction in the conversion price of such shares from $1.00 to $0.25. In consideration for this waiver, the Company agreed to issue to such holders an aggregate of 1,523,750 shares of Common Stock, pro rata in accordance with their percentage holdings of the Series C and New Series C Shares (of which Lancer received 1,312,404 shares).

      The Company believes, based on its review of its stock ledger and information provided to it by its transfer agent, that as of March 1999 when it made its initial acquisition of securities of the Company, Lancer Offshore beneficially owned approximately 16.5 % of the Company's Common Stock and Michael Lauer, in his capacity as a general partner of Lancer Partners (which also acquired beneficial ownership of approximately 16.5% of the Company's Common Stock in March 1999) and investment manager of Lancer Offshore, indirectly beneficially owned approximately 33% of the Company's Common Stock. As a result of the transactions described above, as of November 28, 2000, Lancer Offshore's beneficial ownership of the Common Stock increased to approximately 52.9%, and Mr. Lauer's indirect beneficial ownership of the Common Stock increased to approximately 55.5%.

                                    PROPOSAL


                              CORPORATE NAME CHANGE

      At the Special Meeting, holders of shares of Symposium Common Stock will be asked to consider and vote upon a proposal to change the name of the Company from "Symposium Corporation" to "Cross Media Marketing Corporation" by means of an amendment (the "Amendment") to the Certificate of Incorporation.

      Article FIRST of the Certificate of Incorporation, before giving effect to the proposed Amendment reads as follows:

            "FIRST:  The name of the Corporation is Symposium Corporation."

      Pursuant to the proposed Amendment, Article FIRST of the Certificate of Incorporation would be replaced with the following:

            "FIRST: The name of the Corporation is Cross Media Marketing Corporation."

      The Board of Directors has adopted resolutions that set forth the proposed Amendment, declare the advisability of the Amendment, and submit the Amendment to the shareholders for approval.

      If the Amendment is approved by the requisite number of shares of Symposium Common Stock entitled to vote at the Special Meeting, the Amendment and the Corporate Name Change will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after shareholder approval. The Company's trading symbol will be changed to [_______]. If the Corporate Name Change is approved, shareholders will not be required to exchange outstanding stock certificates for new certificates.

      The Board of Directors believes that the Corporate Name Change and, accordingly, the proposed Amendment to the Certificate of Incorporation are in the best interests of the Company and its shareholders and recommends that the shareholders approve the Corporate Name Change and the proposed Amendment to the Certificate of Incorporation.

SHAREHOLDER APPROVAL REQUIRED

      The affirmative vote of the holders of a majority of the shares of Symposium Common Stock outstanding on the Record Date is required for approval of the Corporate Name Change and the proposed Amendment to the Certificate of Incorporation.


REASONS FOR THE CORPORATE NAME CHANGE

      The Company is a cross media direct marketing company that combines established direct marketing skills with new direct marketing and database management technologies. The Company believes that the change of the Company's name to Cross Media Marketing Corporation will enhance the Company's visibility and assist it in establishing its identity with existing and potential customers, strategic partners, financing sources and members of the investment community.

                             SOLICITATION OF PROXIES

      The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional material furnished to shareholders. In addition, the Company may reimburse certain persons for their costs of forwarding the proxy material to shareholders. The Company does not anticipate that it will be necessary to supplement its solicitation of proxies by mail with telephone, telegram or personal solicitation of proxies by directors, officers of employees of the Company. However, if such persons are called upon to solicit proxies on behalf of the Company, no additional compensation will be paid for any of such services.


                   SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING


      Any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by May 3, 2001.


                               ADDITIONAL INFORMATION


      The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Shareholders may also request a copy of the Company's SEC reports by contacting the Company's Secretary at 410 Park Avenue, Suite 830, New York, New York 10022; telephone number (212)752-2601.


                                          On behalf of the Board of Directors





                                          Ronald Altbach
                                          Chairman of the Board and Chief
                                          Executive Officer


      New York, New York, New York
      December [9], 2000

                                   PROXY CARD



                              SYMPOSIUM CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

      The undersigned shareholder of SYMPOSIUM CORPORATION ("Symposium" or the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on December 28, 2000 and the related Proxy Statement, and appoints Ronald Altbach and Tim S. Ledwick, as proxies of the undersigned, with full power of substitution to vote all shares of Symposium Common Stock that the undersigned is entitled to vote at the Special Meeting of Symposium shareholders to be held at the Company's offices at 410 Park Avenue, Suite 830, New York, New York 10022 on December 28, 2000 at 4:00 p.m., New York time, and at any adjournments thereof. The shares represented by the proxy may only be voted in the manner specified below.


1. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Cross Media Marketing Corporation.

            FOR |_|           AGAINST |_|       ABSTAIN |_|


2. To vote on such other matters as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.


      The Board of Directors recommends you vote "FOR" proposal 1 above.

      This proxy is solicited on behalf of the Board of Directors.

      This proxy when properly executed will be voted in the manner directed above. In the absence of direction, this proxy will be voted "FOR" proposal 1 above. This proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

                        (Continued on the other side.)

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


      Please print the shareholder name exactly as it appears on this Proxy. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.

                                    Dated: ____________, 2000


                                    ------------------------------------------
                                    (Print Name)


                                    ------------------------------------------
                                    (Authorized Signature)


      I plan to attend the Special Meeting in person:

                        |_|   Yes

                        |_|   No